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Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ready Mix, Inc.
Phoenix, Arizona

        We hereby consent to the use in the Prospectus constituting a part of this Amendment No.1 of the Registration Statement of our report dated March 5, 2004, relating to the financial statements of Ready Mix, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Semple & Cooper, LLP

Semple & Cooper, LLP
Phoenix, Arizona

June 23, 2005

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  Exhibit 23.7
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM